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                                                                Exhibit 99.1
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HYBRIDON               NEWS RELEASE

FOR IMMEDIATE RELEASE  Hybridon, Inc.       Tel: 617-528-7000  Fax: 617-528-7001
                       620 Memorial Drive   www.hybridon.com
                       Cambridge, MA 02139
                                            Contact: Robin Hogen
                                            Vice President, Corporate
                                            Communications and Public Affairs
                                            617-528-7504



               HYBRIDON STOPS DEVELOPMENT OF GEM(R)91 FOR AIDS

           RESOURCES TO BE FOCUSED ON FOUR 2ND GENERATION COMPOUNDS

CAMBRIDGE, MA - July 25, 1997...Hybridon Inc. (Nasdaq:HYBN) today announced that it has elected to stop further development of its first generation antisense drug, GEM(R)91, based on a preliminary review of new data from an open label Phase II clinical trial of patients with advanced HIV infection. GEM91 is a first generation (phosphorothioate) antisense oligonucleotide which targets the gag site in the HIV genome. In the Phase II trial, three of the nine subjects tested experienced decreases in platelet counts that required dose interruption. In addition, a review of the data showed inconsistent responses to the treatment and failed to confirm the decrease in cellular viremia observed in an earlier trial.

Prior to this Phase II trial, GEM91 had been administered to over 250 subjects and had been well tolerated as a monotherapy at doses of up to 4.4mg/kg/day for 8 days. However, in this 14 day Phase II clinical trial of GEM91 administered at the 3.2mg/kg/day level, the decrease in platelet levels described above occurred in three patients after ten days on therapy.

"The lowering of platelets is a potential dose limiting factor," noted
Dr. Russell Martin, Hybridon Vice President for Drug Development. "Hybridon determined to stop further development of GEM91 because, even if efficacy could be demonstrated, the results of this Phase II clinical trial indicated that chronic therapy for advanced HIV patients with GEM91 in combination with other antiretrovirals likely would require periodic interruption of drug administration to allow platelet levels to increase. The only successful management of AIDS patients today requires uninterrupted administration of combinations of agents to suppress virus replication."

"While we are disappointed with the results of the GEM91 trials, they have been of great value to Hybridon and the antisense field," said E. Andrews Grinstead, Hybridon's Chairman and CEO. "Our greater understanding of the safety profile, clinical pharmacology, pharmaceutical development and manufacturing requirements of this first generation compound has guided the design and development of our second-generation chemistries (mixed backbone oligonucleotides). These proprietary chemistries constitute the medicinal chemistry for GEM132 for CMV infection, which is currently in clinical trials, and the next three compounds in our pipeline. We believe that these second generation oligonucleotides will have a substantially greater therapeutic index than GEM91 or other first generation compounds."

"Despite this decision," Mr. Grinstead continued, "we believe that the development of our advanced antisense chemistries and our strong patent position, together with the Company's manufacturing expertise, will enable Hybridon to continue as a leader in the field of antisense technology."



                   Leadership in Genetic Antisense Medicine
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"With respect to our programs for the treatment of AIDS, we believe that the gag site represents a highly conserved, novel target on the HIV genome. The growing population of AIDS patients who are not compliant or who develop resistance to triple combination therapy may be helped by GEM92, Hybridon's advanced chemistry compound for the treatment of HIV, which targets the gag site," Mr. Grinstead said. Hybridon is proceeding with the development of GEM92, which is scheduled to enter clinical trials in October.

Over the past three years Hybridon has amassed animal data on advanced chemistry antisense compounds. These second generation chemistries have demonstrated pharmaceutical attributes that are substantially more favorable that those of first generation phosphorothioates when studied in side-by-side animal tests. In recent studies of GEM92 in monkeys and rodents, there was evidence of substantially fewer platelet and liver changes and greater metabolic stability than was demonstrated in the Company's GEM91 studies.

"Absorption of GEM92 after oral administration has been demonstrated in monkeys, indicating the potential for development of an oral formulation,"
Dr. Martin said. "Based on these and other animal studies, the Company believes advanced chemistry antisense compounds have the potential to exhibit increased potency, reduced frequency of dose administration and an improved safety profile, as compared to first generation antisense compounds."

RESOURCES TO BE FOCUSED ON SECOND GENERATION CHEMISTRIES
Going forward, Hybridon plans to focus its resources on four core drug development programs, all of which are second generation compounds based on its proprietary mixed backbone chemistries:
* GEM(R)132 for systemic CMV infection and retinitis, which is now in Phase II clinical trials;
* GEM(R)92 for HIV and AIDS which the Company expects will enter clinical trials in October;
* GEM(R)231, initially for colon cancer (target is protein kinase A), which the Company expects will enter clinical trials in the fourth quarter of 1997; and
* GEM(R)220 for retinopathies, psoriasis and solid tumors (target is VEGF), which the Company expects will enter clinical trials for one of these indications in the first quarter of 1998.

In order to strengthen its financial position, Hybridon's goal is to significantly reduce its expenditure rate on a phased basis over the balance of 1997. The Company believes that this may be accomplished by cost savings associated with stopping the clinical development of GEM91 and by reducing or suspending selected programs. Hybridon is in preliminary discussions with potential collaborative partners with respect to various of its research and development programs, including its ophthalmic programs, and with respect to the Hybridon Specialty Products Division. However, there can be no assurance that any such collaborative arrangements will be consummated or as to the timing or the terms of any such collaborative arrangements.

Hybridon also announced that it has withdrawn its shelf registration statement filed with the Securities and Exchange Commission relating to a primary offering by the Company of up to 5,000,000 shares of common stock.

Hybridon, headquartered in Cambridge, Massachusetts, is a leader in the discovery and development of novel genetic medicines for the treatment of important diseases, based primarily on antisense technology. Antisense technology involves the use of synthetic segments of DNA and RNA to stop the production of disease-associated proteins by interacting at the genetic level with target strands of messenger RNA.
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This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the caption "Certain Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which important factors are incorporated herein by reference. As more fully described in such "important factors" discussion in the Company's Annual Report on Form 10-K, please note that all of the Company's potential products are at an early stage of development; the results obtained in preclinical studies such as the results from the animal studies referred to above may not be indicative of results that will be obtained in clinical trials; neither the Company nor, to its knowledge any other company, has successfully completed human clinical trials of a product based on antisense technology; there can be no assurance that the Company will receive regulatory approvals to commence or continue clinical trials of product candidates or to market any products or that delays in the completion of clinical trials as a result of delays in patient enrollment or other factors will not occur; there can be no assurance that the Company will be able to implement its plan to reduce expenditures or as to the timing thereof; and there can be no assurance that the Company will enter any collaborative arrangements with third parties or as to the timing or the terms of such collaborative arrangements. Achievement of the Company's cost reduction goals will be materially dependent on entering into collaborative arrangements with third parties, particularly with respect to the Company's Specialty Products Division.